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                                                                    EXHIBIT 3.17

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 04:30 PM 04/01/2003
                                                         030216470 - 3642945

                            CERTIFICATE OF FORMATION

                                       OF

                        BLACK BEAUTY HOLDING COMPANY, LLC

         1. The name of the limited liability company is Black Beauty Holding Company, LLC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. This Certificate of formation shall be effective on April 2, 2003.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Black Beauty Holding Company, LLC this 1st day of April, 2003.

                                                         /s/ JOSEPH W. BEAN
                                                         -----------------------
                                                         Joseph W. Bean, Esquire